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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Volunteer Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


             Tennessee                                        62-1271025
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State of Incorporation or Organization                     (I.R.S. Employer
                                                          Identification No.)

 161 W. Main Street, Sneedville, Tennessee                       37879
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 (Address of principal executive offices)                      (Zip Code)

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If this Form relates to the registration of a class     If this Form relates to the registration of a class
of debt securities and is effective upon filing         of debt securites and is to become effective
pursuant to General Instruction A(c)(1)                 simultaneously with the effectiveness of a
check the following box.  [  ]                          concurrent registration statement under the
                                                        Securities Act of 1933 pursuant to General
                                                        Instruction A(c)(2) please check the following
                                                        box.  [  ]
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

Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on
Title of Class to be so registered          which each class is to be registered
----------------------------------          ------------------------------------
Not Applicable                                          Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
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         (title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A full and complete description of the securities covered by this Registration Statement as contained in the Registration Statement on Form SB-1, No. 33-94050, is incorporated into this Registration Statement by reference as if fully set forth herein. Any subsequent prospectuses filed as amendments to the Form SB-1, No. 33-94050, shall be deemed to be incorporated into the Registration Statement by reference as if fully set forth herein.

ITEM 2. EXHIBITS

     The securities described herein are to be registered pursuant to Section 12(g) of the Act. Accordingly, attached is the following exhibit, required in accordance with Part I to the Instructions as to Exhibits on Form 8-A:

     (1)  Specimen share certificate for the Common Stock.


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 Volunteer Bancorp, Inc.

                                                 By:/s/ Reed D. Matney
                                                 Title: President

April 24, 1997